UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2006

XENOGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-32239	77-0412269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

860 Atlantic Avenue, Alameda, California		94501
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 291-6100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Change of Control Severance Policy

The Compensation Committee of the Board of Directors of Xenogen Corporation (“Xenogen”, “our” or “we”) adopted an amendment to our Change of Control Severance Policy that provides our vice presidents (the “Employees”) with salary and benefits continuation in the event the Employee’s employment terminates under certain circumstances (the “Policy”). On January 13, 2006, we filed a Current Report on Form 8-K with the Securities and Exchange Commission that included a copy of the Policy. You can view the Form 8-K and the Policy on our website at www.xenogen.com. The amendment to the Policy changes Exhibit A to the Policy to provide Bradley Rice, Ph.D. and Tony Purchio, Ph.D. with the benefits available to those Employees listed on Column A of Exhibit A. The amendment to the Policy is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Amendment to Xenogen’s Change of Control Severance Policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOGEN CORPORATION

Date: January 26, 2006	By:	/s/ WILLIAM A. ALBRIGHT, JR.
William A. Albright, Jr.
Senior Vice President, Finance and Operations, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Xenogen’s Change of Control Severance Policy.